Exhibit 99.2

Syndax Announces $25 Million Registered Direct Offering of Common Stock

WALTHAM, Mass., October 17, 2017 (PRNEWSWIRE) — Syndax Pharmaceuticals, Inc. (“Syndax,” the “Company” or “we”) (Nasdaq:SNDX), a clinical stage biopharmaceutical company developing entinostat and SNDX-6352 in multiple cancer indications, today announced that it has agreed to sell 2,021,018 shares of its common stock to Biotechnology Value Fund, L.P. and certain of its affiliates (“BVF”) in a registered direct offering. Syndax anticipates aggregate gross proceeds from the offering will be approximately $25.0 million based on the offering price of $12.37 per share, representing the closing price of the Company’s shares on the Nasdaq Global Select Market on Friday, October 13, 2017. The closing of the transaction is subject to customary closing conditions. BTIG, LLC served as a capital markets advisor for the Company in connection with the offering.

The shares described above are being offered by Syndax pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on April 20, 2017. A final prospectus supplement related to the offering will be filed with the SEC, and will be available on the SEC’s website located at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Syndax Pharmaceuticals, Inc.

Syndax is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Our lead product candidate, entinostat, which was granted Breakthrough Therapy designation by the FDA following positive results from our Phase 2b clinical trial, ENCORE 301, is currently being evaluated in a Phase 3 clinical trial in combination with exemestane for advanced hormone receptor positive, human epidermal growth factor receptor 2 negative breast cancer. Given its potential ability to block the function of immune suppressive cells in the tumor microenvironment, entinostat is also being evaluated in combination with approved PD-1 antagonists. Ongoing Phase 1b/2 clinical trials combine entinostat with KEYTRUDA from Merck & Co., Inc. for non-small cell lung cancer, melanoma and colorectal cancer; with TECENTRIQ® from Genentech, Inc. for triple negative breast cancer; and with BAVENCIO® from Pfizer Inc. and Merck KGaA, Darmstadt, Germany, for ovarian cancer. Our second product candidate, SNDX-6352, is a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor and may also block the function of immune suppressive cells in the tumor microenvironment. SNDX-6352 is being evaluated in a Phase 1 clinical trial and is expected to be developed to treat a variety of cancers.

Syndax’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the anticipated gross proceeds and closing of the registered direct offering, the development and scope of clinical trials and the reporting of clinical data for Syndax’s product candidates, and the potential use of our product candidates to treat various cancer indications. Many factors may cause differences between current expectations and actual results including a failure to satisfy closing conditions, unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of Syndax’s collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Other factors that may cause Syndax’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Investor Contact

Melissa Forst

Argot Partners

melissa@argotpartners.com

Tel 212.600.1902

Media Contact

Eliza Schleifstein

Argot Partners

eliza@argotpartners.com

Tel 973.361.1546

SNDX-G